EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David G. Moffat and Yong Kim his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 for First National Banc, Inc. (“FNBI”) relating to the acquisition by FNBI of First National Bank of Orange Park, and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors of FNBI in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, constitute a single original thereof.

Signature	Title	Date

/s/ WILLIAM H. DAVIS William H. Davis	Chairman and Chief Executive Officer	September 24, 2003

/s/ DAVID G. MOFFAT David G. Moffat	President, Chief Operating Officer and Director	September 24, 2003

/s/ MICHAEL A. AKEL Michael A. Akel	Director	September 24, 2003

/s/ WILLIAM H. GROSS William H. Gross	Director	September 25, 2003

/s/ KENNETH L. HARRISON Kenneth L. Harrison	Director	September 24, 2003

/s/ JOSEPH P. HELOW Joseph P. Helow	Director	September 24, 2003

/s/ J. GROVER HENDERSON J. Grover Henderson	Director	September 24, 2003

/s/ ROSCOE H. MULLIS Roscoe H. Mullis	Director	September 24, 2003

/s/ THOMAS I. STAFFORD, JR Thomas I. Stafford, Jr	Director	September 24, 2003